Exhibit 99.1

PRESS RELEASE

Majesco Announces Record First Quarter

First quarter total revenue of $41.2M up 10.6% YOY

Product Revenue of $19.9M, 48.2% of total revenue, and increase of 24.6% YOY

Record Sales performance and total backlog of $254M

First quarter Adjusted EBITDA of $6.0M

Morristown, NJ – August 10, 2020 – Majesco (NASDAQ: MJCO), a global provider of cloud insurance platform software, today announced strong financial results for the fiscal 2021 first quarter ended June 30, 2020.

“Q1 FY21 was a record quarter for Majesco across all our key performance metrics of Total Revenue, Product Revenue, New Sales and Margin”, stated Adam Elster, Majesco’s CEO. “Companies of all sizes are turning to Majesco to partner with on their digital transformation journey and the team demonstrated excellent performance against our cloud product-based strategy. Our relentless focus on delivering innovation and customer success has fuelled our growth and solidified our leadership.”

“We remain confident in our strategy, committed to its execution and believe we have the right platform in place to handle the near-term challenges associated with COVID-19, while continuing to pursue long-term growth opportunities”, Elster continued.

“We are extremely excited to partner with Thoma Bravo, a firm with an established track record working with companies transitioning to the cloud.”

Key Revenue Drivers:

●	License, subscription, and maintenance revenue (product revenue) of $19.9 million, up 24.6% for the same period last fiscal year, and constituted 48.2% of total revenue for the first quarter 2021.

●	Professional services revenue of $21.3 million, down 5.4% compared to the same period in the previous fiscal as a percentage of total revenue.

●	Majesco’s total order backlog on June 30, 2020 was $254 million. Previously Majesco was reporting a 12 month executable backlog only.

First Quarter 2021 Financial Results

●	Revenue was $41.2 million, compared to $37.3 million for the same period last fiscal year. The 10.6% increase in revenue is primarily due to the inclusion of the Inspro business.

●	Gross profit was $19.4 million (47.0% of revenue), compared to $19.9 million (53.3% of revenue) for the same period last fiscal year. The primary reason for the decline is that in the period ended June 30, 2019, there was a one time license fee which impacted the Gross Margin.

●	Research and development (R&D) expenses were $3.8 million (9.3% of revenue), compared to $5.4 million (14.7% of revenue) for the same period last fiscal year. The company has rationalized its R&D investments in the international business through transition from a geographical investment approach to a more global product management and development structure and repurposed some of the teams to deliver new business.

●	Selling, general and administrative (SG&A) expenses were $11.6 million (28.2% of revenue), compared to $11.8 million (31.7% of revenue) for the same period last fiscal year.

●	Net income was $1.3 million or $0.03 basic and diluted per share as compared to net income of $1.3 million or $0.03 basic and diluted per share, for the same period last fiscal year. Net Income for the period was impacted by one time M&A expenses of $ 1.8 million for the Inspro acquisition.

●	Adjusted EBITDA was $6.0 million (14.5% of revenue), compared to $4.7 million (12.7% of revenue) for the same period last fiscal year.

EBITDA and Adjusted EBITDA are non-GAAP measures. Reconciliation tables of EBITDA and Adjusted EBITDA as used in this press release to GAAP are included in the financial section of this press release

Other Highlights

●	Majesco had cash and cash equivalents, including short term investments of $30.9 million at June 30, 2020, compared to $51.5 million at March 31, 2020. The drop was primarily on account of funding of the Inspro transaction.

●	Majesco had $ 1.1 million in indebtedness as of June 30, 2020, compared $ 0.1 million as of March 31, 2020. This indebtedness consisted primarily of software and equipment lease liabilities assumed in the acquisition of Inspro Technologies.

●	11 successful Go-Lives during the first quarter of fiscal 2021.

●	2 new customer additions and 1 customer signed up to migrate from On-Prem to Cloud.

●	Cloud customer count stood at 79 at the end of first quarter 2021.

●	The Company successfully acquired Inspro Technologies, a Philadelphia based insurance software business. This transaction closed on April 1, 2020.

Given the pending transaction with Thoma Bravo, Majesco will not be hosting a Q1 earnings call.

Use of Non-GAAP Financial Measures

In evaluating our business, we consider and use EBITDA as a supplemental measure of operating performance. We define EBITDA as earnings before interest, taxes, depreciation and amortization. We present EBITDA because we believe it is frequently used by securities analysts, investors and other interested parties as a measure of financial performance. We define Adjusted EBITDA as EBITDA before stock-based compensation and mergers and acquisitions expenses.

The terms EBITDA and Adjusted EBITDA are not defined under U.S. generally accepted accounting principles, or U.S. GAAP, and are not a measure of operating income, operating performance or liquidity presented in accordance with U.S. GAAP. EBITDA and Adjusted EBITDA have limitations as an analytical tool, and when assessing Majesco’s operating performance, investors should not consider EBITDA or Adjusted EBITDA in isolation, or as a substitute for net income (loss) or other consolidated income statement data prepared in accordance with U.S. GAAP. Among other things, EBITDA and Adjusted EBITDA do not reflect our actual cash expenditures. Other companies may calculate similar measures differently than Majesco, limiting their usefulness as comparative tools. We compensate for these limitations by relying on U.S. GAAP results and using EBITDA and Adjusted EBITDA only as supplemental.

About Majesco

Majesco (NASDAQ: MJCO) provides technology, expertise, and leadership that helps insurers modernize, innovate and connect to build the future of their business – and the future of insurance – at speed and scale. Our platforms connect people and businesses to insurance in ways that are innovative, hyper-relevant, compelling and personal. Over 200 insurance companies worldwide in P&C, L&A and Group Benefits are transforming their businesses by modernizing, optimizing or creating new business models with Majesco. Our market-leading solutions include CloudInsurer® P&C Core Suite (Policy, Billing, Claims); CloudInsurer® L&A and Group Core Suite (Policy, Billing, Claims); Digital1st® Insurance with Digital1st® Engagement, Digital1st® EcoExchange and Digital1st® Platform – a cloud-native, microservices and open API platform; Distribution Management, Data and Analytics and an Enterprise Data Warehouse. For more details on Majesco, please visit www.majesco.com.

Cautionary Language Concerning Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbour” provisions of the Private Securities Litigation Reform Act. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of management, are not guarantees of performance and are subject to significant risks and uncertainty. These forward-looking statements should, therefore, be considered in light of various important factors, including those set forth in Majesco’s reports that it files from time to time with the Securities and Exchange Commission (SEC) and which you should review, including those statements under “Item 1A – Risk Factors” in Majesco’s Annual Report on Form 10-K, as amended by Majesco’s Quarterly Reports on Form 10-Q.

Important factors that could cause actual results to differ materially from those described in forward-looking statements contained in this press release include, but are not limited to: the adverse impact on economies around the world and our customers of the current COVID-19 pandemic; our ability to achieve increased market penetration for our product and service offerings and obtain new customers; our ability to raise future capital as needed; the growth prospects of the property & casualty and life & annuity insurance industry; the strength and potential of our technology platform and our ability to innovate and anticipate future customer needs; our ability to compete successfully against other providers and products; data privacy and cyber security risks; technological disruptions; our ability to successfully integrate our acquisitions and identify new acquisitions; the risk of loss of customers or strategic relationships; the success of our research and development investments; changes in economic conditions, political conditions and trade protection measures; regulatory and tax law changes; immigration risks; our ability to obtain, use or successfully integrate third-party licensed technology; key personnel risks; and litigation risks.

These forward-looking statements should not be relied upon as predictions of future events and Majesco cannot assure you that the events or circumstances discussed or reflected in these statements will be achieved or will occur. If such forward-looking statements prove to be inaccurate, the inaccuracy may be material. You should not regard these statements as a representation or warranty by Majesco or any other person that we will achieve our objectives and plans in any specified timeframe, or at all. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this presentation. Majesco disclaims any obligation to publicly update or release any revisions to these forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this press release or to reflect the occurrence of unanticipated events, except as required by law.

Important Additional Information:

In connection with the proposed merger of Majesco with an affiliate of Thoma Bravo L.P., Majesco will file a consent solicitation statement and other relevant documents concerning the proposed merger with the SEC. The consent solicitation statement and other materials filed with the SEC will contain important information regarding the merger, including, among other things, the recommendation of Majesco's board of directors with respect to the merger. SHAREHOLDERS ARE URGED TO READ THE CONSENT SOLICITATION STATEMENT AND OTHER CONSENT MATERIALS THAT MAJESCO FILES WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND RELATED MATTERS. You will be able to obtain the consent solicitation statement, as well as other filings containing information about Majesco, free of charge, at the website maintained by the SEC at www.sec.gov. Copies of the consent solicitation statement and other filings made by Majesco with the SEC can also be obtained, free of charge, by directing a request to Majesco, 412 Mount Kemble Ave., Suite 110C, Morristown, NJ 07960, Attention: Corporate Secretary.

Participants in the Solicitation:

Majesco and its executive officers and directors may be deemed, under SEC rules, to be participants in the solicitation of consents from Majesco’s shareholders with respect to the proposed merger. Information regarding the executive officers and directors of Majesco and their respective ownership of Majesco common stock is included in the Proxy Statement for Majesco’s 2020 Annual Meeting of Stockholders (the “2020 Proxy Statement”), filed with the SEC on July 29, 2020. To the extent that holdings of Majesco’s securities have changed since the amounts printed in the 2020 Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. More detailed information regarding the identity of the potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the consent solicitation statement and other materials to be filed with SEC in connection with the proposed merger.

Majesco Contacts:

Media Contact

Majesco

Laura Tillotson

Director, Marketing Communications

+ 201 230 0752

Laura.Tillotson@majesco.com

Investor Contact

SM Berger & Co

Andrew Berger

+216 464 6400

andrew@smberger.com

Majesco and Subsidiaries

Consolidated Statements of Income (Unaudited)
(All amounts are in thousands of US Dollars except per share data and as stated otherwise)

	Three months ended June 30, 2020	Three months ended June 30, 2019
Revenue	$41,247	$37,304
Cost of revenue	21,878	17,434
Gross profit	19,369	19,870

Operating expenses
Research and development expenses	3,818	5,470
Selling, general and administrative expenses	11,627	11,826
M&A expenses - InsPro	1,819	--
Total operating expenses	17,264	17,296
Income from operations	2,105	2,574
Interest income	36	189
Interest expense	(136)	(89)
Other income (expenses), net	21	(11)
Income before provision for income taxes	2,026	2,663
Provision for income taxes	739	1,381
Net income	$1,287	$1,282

Earnings per share:
Basic	$0.03	$0.03
Diluted	$0.03	$0.03

Weighted average number of common shares outstanding
Basic	43,348,966	42,912,982
Diluted	45,050,609	44,896,086

Majesco and Subsidiaries

Consolidated Balance Sheets

(All amounts are in thousands of U.S. Dollars except per share data and as stated otherwise)

	June 30, 2020 (unaudited)	March 31, 2020 (audited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$23,320	$35,240
Short term investments	7,546	16,173
Restricted cash	39	39
Accounts receivables, net	29,678	26,156
Unbilled accounts receivable	21,129	16,118
Prepaid expenses and other current assets	8.887	7,266
Total current assets	90,599	100,992
Property and equipment, net	2,692	2,132
Operating lease right-of-use asset, net	3,601	2,977
Intangible assets, net	10,879	9,531
Deferred income tax assets	9,513	7,195
Unbilled accounts receivable	1,532	847
Other assets	2,601	1,746
Goodwill	40,073	34,095
Total Assets	$161,490	$159,515

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Short term debt	$153	$25
Current maturities of long-term borrowings	620	--
Accounts payable	5,261	4,159
Operating lease right-of-use liability	1,961	1,399
Accrued expenses and other liabilities	19,596	22,746
Deferred revenue	20,993	20,553
Total current liabilities	48,584	48,882
Finance lease obligation, net of current portion	144	--
Vehicle loan	191	68
Operating lease right-of-use liability, net of current portion	1,631	1,611
Other	2,016	2,341
Total Liabilities	52,566	52,902

STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.002 per share – 50,000,000 shares authorized as of June 30, 2020 and March 31, 2020, and no shares issued and outstanding as of June 30, 2020 and March 31, 2020	--	--
Common stock, par value $0.002 per share – 450,000,000 shares authorized, 43,349,678 shares issued (including 54,999 shares held as Treasury Stock) and 43,294,679 shares outstanding as of June 30, 2020 and 43,334,678 shares issued (including 49,250 shares held as Treasury Stock) and 43,285,428 shares outstanding as of March 31, 2020;	87	87
Additional paid-in capital	127,383	126,643
Accumulated deficit	(15,098)	(16,385)
Accumulated other comprehensive (loss)	(3,448)	(3,732)
Total stockholders’ equity	108,924	106,613
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$161,490	$159,515

Majesco and Subsidiaries

Reconciliation of U.S. GAAP Net Income to EBITDA and Adjusted EBITDA (Unaudited)

(All amounts are in thousands of U.S. Dollars except per share data and as stated otherwise)

	Three Months Ended June 30,
	2020	2019
Net income	$1,287	$1,282

Add:
Provision (benefit) for income taxes	739	1,381
Depreciation and amortization	1,395	1,226

Interest expense	136	89

Less:

Interest income	(36)	(189)
Other income (expenses), net	(21)	11
EBITDA	$3,500	$3,800

Add:

M&A expenses - InsPro	1,819	--
Stock based compensation	679	929
Adjusted EBITDA	$5,998	$4,729

Revenue	$41,247	$37,304
Adjusted EBITDA as a % of Revenue	14.54%	12.68%